Exhibit 1.01
KLA-Tencor Corporation
Conflict Minerals Report for the
Reporting Period from January 1, 2014 to December 31, 2014

Introduction
This Conflict Minerals Report for KLA-Tencor Corporation (“Company,” “we,” or “our”) for the reporting period from January 1, 2014 to December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals (as that term is defined below) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes certain reporting obligations on each U.S. publicly traded company whose manufactured products contain columbite-tantalite, cassiterite, wolframite (or their derivatives tantalum, tin and tungsten, respectively), or gold (collectively referred to as “conflict minerals,” regardless of their geographic origin and whether or not they fund armed conflict in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”)) that are necessary to the functionality or production of the company’s products. In summary, the Rule requires each of these U.S. publicly traded companies to conduct a reasonable inquiry with respect to the sourcing of the conflict materials that such company uses in its products and file a description of the inquiry performed and the results of such inquiry on Form SD. If a company determines or has reason to believe that these conflict minerals may have originated or did originate from the Covered Countries, and were not or may not be derived from scrap or recycled sources, the Rule requires such company to exercise due diligence on the source and chain of custody of the conflict minerals, including making an effort to determine whether trade in these minerals directly or indirectly finances or benefits armed groups in the Covered Countries, and to provide a Conflict Minerals Report as an exhibit to its Form SD.
KLA-Tencor is committed to complying with the Rule. KLA-Tencor does not have a direct relationship with conflict minerals smelters or refiners. Accordingly, with respect to the classification and certification of smelters and refiners, we have relied upon the activities and conclusions of the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Conflict-Free Smelter Program (“CFSP”) and smelter information provided by the Conflict Free Sourcing Initiative (“CFSI”).
Company Business and Products
KLA-Tencor Corporation is a leading supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries. Our broad portfolio of defect inspection and metrology products and related service, software and other offerings primarily supports integrated circuit (“IC”) manufacturers throughout the entire semiconductor fabrication process, from research and development to final volume production. We provide leading-edge equipment, software and support that enable IC manufacturers to identify, resolve and manage significant advanced technology manufacturing process challenges and obtain higher finished product yields at lower overall cost. In addition to serving the semiconductor industry, we also provide a range of technology solutions to a number of other high technology industries, including the light emitting diode and data storage industries, as well as general materials research. Metals included in the definition of “conflict minerals” are generally used throughout electronic components for reasons necessary to their functionality. Therefore, we believe that KLA-Tencor products contain conflict minerals that are necessary to the products’ functionality.
Reasonable Country of Origin Inquiry
For the reporting period we conducted a reasonable country of origin inquiry on the conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, during the reporting period.

We have worked with certain third-party service providers to contact the suppliers of components that potentially contain conflict minerals. We made reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components these suppliers supplied to us for use in the products that we manufactured, or contracted to manufacture, during the reporting period. We have required these suppliers to provide conflict minerals use and sourcing information in the form of the EICC-GeSI Conflict Minerals Reporting Template (the “Template”). Some suppliers provided responses with information for their company as a whole rather than the specific components that we purchase from them (referred to as the “declaration scope” within the Template). In those instances, the exact mapping of a supplier’s sourcing statements to our specific components was less certain. For example, if a supplier that manufactured many different components had produced only one component that contained necessary conflict minerals that were not found to be conflict-free, this would tend to also be the supplier’s conclusion at their company level, even if the vast majority of their other products were otherwise conflict-free.
Pursuant to the Rule, we undertook due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe, based on our suppliers’ responses, may have originated from the Covered Countries and may not have come from scrap or recycled sources.
Design of Conflict Minerals Program
We designed our conflict minerals program to be in conformance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Guidance”). Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance.

1.	Establish strong company management systems:

a.
Publicly communicate our conflict minerals sourcing policy on our corporate website. Please see Section D of our Supply Chain Product Regulatory Compliance page at www.kla-tencor.com/company/supply-chain-product-regulatory-compliance.html. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report or in KLA-Tencor’s Specialized Disclosure Report on Form SD.

b.
Operate an internal conflict minerals team led by our Corporate Procurement organization and supported by a cross-departmental team consisting of representatives of a number of internal groups, including Corporate Product Regulatory Compliance, Internal Audit, Finance, Legal, Information Technology and Global Operations, as well as third-party service providers.

c.
Hold regular meetings of our internal conflict minerals team and provide quarterly summaries of the status of the conflict minerals program to our senior management. Our senior management, in turn, reports the results to the Audit Committee of our Board of Directors.

d.	Use recognized due diligence tools created by the CFSI in the evaluation of supplier responses regarding smelters and refiners of necessary conflict minerals that may be used in our products.

e.	Incorporate supply chain regulatory compliance requirements into our standard template for supplier contracts so that suppliers comply with our policy on conflict minerals.

f.	Retain records in accordance with our internal record retention policy.

g.
Establish a hotline and website for use by employees, as well as third parties such as suppliers and customers, to report actual or suspected wrongdoing or other grievances and answer questions about business conduct, including reports or questions regarding our use of conflict minerals. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.

2.	Identify and assess risks in our supply chain:

a.
Identify the suppliers that provide components that potentially incorporate conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture.

b.	Contact the suppliers of components that potentially contain conflict minerals and use the Template to capture the suppliers’ responses.

c.
Use reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components our suppliers provided to us that are incorporated into the products that we manufactured, or contracted to manufacture, during the reporting period.

d.	Contact the suppliers that did not respond to the Template request and request their responses.

e.
Conduct due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from the Covered Countries and may not have come from scrap or recycled sources.

f.	Compare responses provided against the list of facilities that have received a “conflict free” designation from the CFSP.

g.	Document the country of origin information for the smelters and refiners identified by the supply chain responses using CFSI data.

3.	Design and Implement a strategy to respond to identified risks:

a.	Verify smelters and refiners identified in response to the Template against the CFSI list provided as part of our membership in the CFSI.

b.
Report our findings to senior management, outlining the information gathered and the actual and potential identified risks and any required action plans. The action plans will vary depending on the results of our due diligence efforts and the risks identified in any particular year.

c.	Implement required action plans and report results to senior management.

4.	Independent third party audits of smelters and refiners sourcing:

a.	Participate in the CFSI and rely upon the CFSI to perform audits of smelters and refiners, and certify them as conflict-free.

b.	Provide to CFSI the smelters and refiners identified by our suppliers that are not on the CFSI list.

5.	Report on supply chain due diligence:

a.	Report to the SEC annually our supply chain due diligence on a Form SD and conflict minerals report.

b.	Publicly communicate our Form SD and conflict minerals report on our website at http://ir.kla-tencor.com/sec.cfm.
Due Diligence Design
The measures we took to exercise due diligence on the source and chain of custody of the necessary conflict minerals in our products are consistent with the framework set forth in the OECD Guidance.
Due Diligence Performed
Our due diligence process consists of the systematic review and analysis of the responses that were provided to us by our suppliers, as well as communication and follow-up with our suppliers based on the results of our review, in an effort to identify the source and chain of custody of the conflict minerals necessary to our products. We initially screened supplier survey responses for completeness, accuracy and internal consistency. Where suppliers provided information that was incomplete or appeared incorrect, we sought additional data from such suppliers to clarify or correct the originally provided information. We compared the information provided by the suppliers’ responses to the Template against our applicable internal component descriptions to confirm consistency between the various data sources regarding the presence of conflict minerals. In the case of conflict minerals that may have originated in the Covered Countries, we reviewed the data contained in the applicable responses to the Template against CFSI data to make a determination about the national origin of the conflict minerals or about the related smelters. We used the CFSI information to identify legitimate smelters and refiners and smelters and refiners that were either compliant to, or active in, the CFSP.
Facilities Used to Process Necessary Conflict Minerals
Appendix A is a list of the entities that were identified by our suppliers as the smelters or refiners that process the necessary conflict minerals in the suppliers’ products that either (a) are compliant with the EICC-GeSI CFSP assessment (Section 1 of Appendix A) or (b) have been verified by EICC-GeSI as smelters or refiners but have not yet completed the process of being designated as conflict-free per the CFSP assessment (Section 2 of Appendix A). Since some of the declarations we received from our suppliers were at a company level (and not a component-specific level), we do not know with certainty that each smelter listed on Appendix A actually processed conflict minerals that were used in components we purchased. We also received responses from suppliers listing smelters or refiners that have not yet been verified as smelters or refiners by EICC-GeSI. Additionally, we received responses that indicated that some conflict minerals were obtained from scrap or recycled sources.

Risk Mitigation/Improvements
The activities described above were intended to examine and mitigate the risk that our necessary conflict minerals benefited armed groups in the Covered Countries.
We made improvements over the previous reporting period by (a) obtaining membership in the CFSI to obtain further details regarding mines utilized by smelters compliant or not compliant with the CFSP; (b) reviewing and identifying non-verified smelters and refiners through the use of CFSI information and reporting these smelters and refiners to CFSI for additional verification and outreach; (c) working with suppliers to improve the accuracy and completeness of their responses by investigating contradictory statements between our information and our supplier’s Template responses related to the inclusion of conflict minerals in products provided to us; (d) identifying a greater percentage of smelters and refiners; and (e) focusing on and achieving a higher supplier response rate to the Template.
We intend to take the following steps to further enhance our due diligence in future years: (a) investigate further details regarding mines utilized by smelters compliant with CFSP; (b) improve our review of non-verified smelters and refiners; (c) work with suppliers to improve the accuracy and completeness of their responses; (d) request more component-level responses (rather than company-level responses) from suppliers; and (e) drive the sourcing of conflict free components in our design and engineering programs.
Forward-Looking Statements: Statements in this Conflict Minerals Report other than historical facts, such as statements regarding our intentions to investigate further details regarding mines utilized by smelters compliant with CFSP, improve our review of non-verified smelter and refiner names, work with our suppliers to improve the accuracy and completeness of their responses; request more component-level responses (rather than company-level responses) from our suppliers and drive the sourcing of conflict free components in our design and engineering programs, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: our ability to use alternate suppliers, the inaccuracy of the information reported to us by our direct suppliers or industry information used by us; and the risk that smelters or refiners may not participate in the CFSP. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Conflict Minerals Report, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements, except as required by law.

Appendix A

Section 1.	Smelters or refiners that are compliant with the EICC-GeSI CSFP assessment as of March 31, 2015.

Metal	Smelter: Smelter Name	Smelter ID
Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Johnson Matthey Inc	CID000920
Gold	Johnson Matthey Ltd	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc Ltd	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	L' azurde Company For Jewelry	CID001032
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt. Ltd	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A	CID001220
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	CID001325
Gold	OJSC Krastvetmet	CID001326
Gold	PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397

Metal	Smelter: Smelter Name	Smelter ID
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	Schone Edelmetaal	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Umicore Brasil Ltda	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource., Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	King-Tan Tantalum Industry Ltd	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175

Metal	Smelter: Smelter Name	Smelter ID
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex	CID001891
Tantalum	Ulba	CID001969
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307
Tantalum	Zhuzhou Cement Carbide	CID002232
Tin	Alpha	CID000292
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Magnu's Minerais Metais e Ligas LTDA	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metallo Chimique	CID001143
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	OMSA	CID001337
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Tambang Timah	CID001477
Tin	PT Timah (Persero), Tbk	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Company, Ltd.	CID002180
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315

Metal	Smelter: Smelter Name	Smelter ID
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CID002011
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082

Section 2.
Smelters or refiners that have been verified by EICC-GeSI as smelters or refiners but have not yet completed the process of being designated as compliant with the EICC-GeSI CFSP assessment as of March 31, 2015.

Metal	Smelter: Smelter Name	Smelter ID
Gold	Asaka Riken Co Ltd	CID000090
Gold	Cendres + Métaux SA	CID000189
Gold	Chugai Mining	CID000264
Gold	Do Sung Corporation	CID000359
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Korea Metal Co. Ltd	CID000988
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON METALS Corp.	CID001562
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Torecom	CID001955
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Yokohama Metal Co Ltd	CID002129
Tantalum	Tranzact, Inc.	CID002571
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	Cooper Santa	CID000295
Tin	CV Gita Pesona	CID000306
Tin	CV Nurjanah	CID000309
Tin	CV Serumpun Sebalai	CID000313
Tin	Fenix Metals	CID000468
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Inti Stania Prima	CID002530
Tin	PT JusTindo	CID000307
Tin	PT Karimun Mining	CID001448
Tin	PT Panca Mega Persada	CID001457
Tin	PT Sumber Jaya Indah	CID001471
Tin	Rui Da Hung	CID001539
Tin	Soft Metais, Ltda.	CID001758
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158

Metal	Smelter: Smelter Name	Smelter ID
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Wolfram Company CJSC	CID002047
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095